UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2012

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	333-27641	71-0556208
(State of incorporation or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012 Dr. Walter Kimbrough, 44, notified the Company of his decision to not stand for re-election to the Company’s or its bank subsidiary’s Board of Directors for 2012. Dr. Kimbrough recently accepted the position of President of Dillard University located in New Orleans, Louisiana, and he expects to relocate to the New Orleans area. As a result of his new duties and his anticipated relocation, he has determined it will not be feasible to continue his service as a director of the Company or its subsidiary bank. Dr. Kimbrough will continue to serve as a director and as a member of the Trust Committee for both the Company and its bank subsidiary until the Company’s annual shareholders’ meeting scheduled for April 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC. (Registrant)

Date: February 17, 2012	/s/ Greg McKinney
Greg McKinney
Chief Financial Officer and Chief Accounting Officer

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